As filed with the Securities and Exchange Commission on May 9, 2000


                                              Registration No. 333-33662

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                                Amendment No. 2
                             Registration Statement
                                    Under The
                             Securities Act of 1933


                   MOLECULAR DIAGNOSTICS & THERAPEUTICS, INC.
                 (Name of Small Business Issuer in its Charter)

                                    Colorado
                        ---------------------------------
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                      2835
                          ----------------------------
                          (Primary Standard Industrial
                           Classification Code Number)

                                   84-1191749
                               -------------------
                                (I.R.S. Employer
                               Identification No.)

                        1880 Industrial Circle, Suite B-3
                            Longmont, Colorado 80501
                                 (303) 485-8500
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                        1880 Industrial Circle, Suite B-3
                            Longmont, Colorado 80501
                   -------------------------------------------
                   (Address and Principal Place of Business or
                      Intended Principal Place of Business)

                                Malcolm H. Benedict
                               2595 Canyon Blvd.,
                                   Suite 160
                               Boulder, CO 80302
                                 (303) 485-8500
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                                Arnold R. Kaplan
            Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.
                         1775 Sherman Street, Suite 2100
                             Denver, Colorado 80203
                                 (303) 831-0909

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    ------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

 =====================================================================================================================

                                                            Proposed Maximum       Proposed Maximum       Amount of
Title Each Class of Securities           Amount To Be            Offering              Aggregate        Registration
      To Be Registered                    Registered        Price per share(1)      Offering Price           Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               1,000,000               $10.00             $10,000,000           $2780
----------------------------------------------------------------------------------------------------------------------
Representative's Warrants to purchase         66,667               $.0001             $      6.67              --
Common Stock
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,                 66,667               $10.00             $   666,670           $ 185
issuable upon Exercise of
Representative's Warrants(1)
----------------------------------------------------------------------------------------------------------------------
                                                      Total.................................................$2965
----------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for purposes of calculating the registration fee.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Articles of Incorporation provide that the Board of Directors of the Registrant may indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. The Board of Directors may also indemnify any such person made a party to such actions and suits, by or in the right of the Registrant to procure a judgement in its favor, against expenses (including attorney fees) actually in connection with the defense or settlement of such action or suit if he so acted, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant unless and only to the extent that the court determines, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

         The Registrant's Bylaws provide that the Registrant shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at the Registrant's request as a director or officer of another corporation in which the Registrant owns capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Registrant, or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         The Colorado Business Corporation Act provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, (b) the person reasonably believed
(1) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (2) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted in connection with a proceeding by or in the right of the corporation only to the extent of reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         The Colorado Business Corporation Act further provides that a corporation, unless limited by its articles of incorporation, shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         The Registrant has applied for directors' and officers' liability insurance with an aggregate policy limit of $1,000,000.

Item 25.  Other Expenses of Issuance and Distribution.

         The estimated expenses of this Offering, all of which will be paid by Registrant, are as follows:

SEC Registration Fee                                               $   2,965
National Association of Securities Dealers, Inc. Fee                   1,500
Nasdaq Listing Fee                                                     6,000
Accounting Fees and Expenses                                          15,000
Registrant's Legal Fees and Expenses                                 145,000
Blue Sky Expenses and Counsel Fees                                    17,000
Printing and Engraving Fees                                            3,500
Transfer Agent and Registrar's Fees and Expenses                       1,000
Miscellaneous Expenses                                                25,000
                                                                   ---------
         Total                                                     $ 217,065
                                                                   =========

Item 26.  Recent Sales of Unregistered Securities.

         From January 1996 through June 1996, the Registrant sold an aggregate of 40,500 shares of its Class D Preferred Stock in a private placement to 27 investors for an aggregate consideration of $202,500 ($5.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in June, 1996 at the option of the Registrant for no additional consideration.(2)

         From July 1996 through January 1997, the Registrant sold an aggregate of 12,835 shares of its Class E Preferred Stock in a private placement to 15 investors for an aggregate consideration of $77,010 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in January, 1997 at the option of the Registrant for no additional consideration.(2)

         From February 1997, through August, 1997 the Registrant sold an aggregate of 20,500 shares of its Class F Preferred Stock in a private placement to 11 investors for an aggregate consideration of $123,000 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in August, 1997 at the option of the Registrant for no additional consideration.(2)

         From August, 1997 through March, 1998 the Registrant sold an aggregate of 68,351 shares of its Class G Preferred Stock in a private placement to 40 investors for an aggregate consideration of $410,106 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in March, 1998 at the option of the Registrant for no additional consideration.(2)

         In January, 1998 the Registrant issued 13,133 shares of its common stock to an individual as a consulting fee for the review of the offering documents. The shares were valued at the time of issuance at $.50 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         From June 1998, through December 1998, the Registrant sold an aggregate of 60,499 shares of its Class H Preferred Stock in a private placement to 39 investors for an aggregate consideration of $362,994 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into eight shares of the Registrant's common stock in December, 1998 at the option of the Registrant for no additional consideration.(2)

         In August, 1998 the Registrant issued 600 shares of its common stock to a shareholder as a consulting fee for the review of marketing documents. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.(1)

         In January, 1999 the Registrant issued 10,000 shares of its common stock to an individual as compensation for the review and preparation of offering documents. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         From February 1999 through July, 1999 the Registrant sold an aggregate of 57,333 shares of its Class I Preferred Stock in a private placement to 29 investors for an aggregate consideration of $343,998 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into eight shares of the Registrant's common stock in July, 1999 at the option of the Registrant for no additional consideration.(2)

         In February, 1999 the Registrant issued 91,600 shares of its common stock to an entity for services provided to the Registrant. The shares were valued at the time of issuance at $.75 per share. A representative of such entity was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.(1)

         In March, 1999 the Registrant issued 1,000 shares of its common stock to an individual as a consulting fee for the review of financial documents. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.(1)

         In March, 1999 the Registrant issued 3,500 shares of its common stock to an employee of the Registrant as a bonus. The shares were valued at the time of issuance at $.75 per share. Such employee was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In March, 1999 the Registrant issued 100,000 shares of its common stock to a director of the Registrant for his services to the Registrant as director. The shares were valued at the time of issuance at $.75 per share. The director had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In March, 1999 the Registrant issued 86,300 shares of its common stock to an officer of the Registrant for accrued services to the Registrant as an officer. The shares were valued at the time of issuance at $.75 per share. The officer had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In March, 1999 the Registrant issued 1,600 shares of its common stock to an individual as a consulting fee for reviewing documents in connection with the G preferred offering. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In April, 1999 the Registrant issued an aggregate of 35,000 shares of its common stock to seven individuals (5,000 shares each) for their agreement to serve on the Registrant's Scientific Advisory Board. The shares were valued at the time of issuance at $.75 per share. Each of the individuals was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In May, 1999 the Registrant issued 6,667 shares of its common stock to an individual for services provided to the Registrant. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In July, 1999 the Registrant issued 800 shares of its common stock to an individual as a consulting fee for reviewing documents in connection with H preferred offering. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In July, 1999 the Registrant issued 10,000 shares of its common stock to the Registrant's corporate secretary for her services as secretary. The shares were valued at the time of issuance at $.75 per share. She had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.(1)

         In July, 1999 the Registrant issued 33,933 shares of its common stock to an officer of the Registrant as employment compensation. The shares were valued at the time of issuance at $.75 per share. The individual had access to all material information regarding an investment in the Registrant. Accordingly, the issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.(1)

         In July, 1999 the Registrant issued 5,000 shares of its common stock to an individual as a consulting fee for investor relations services. The shares were valued at the time of issuance at $.75 per share. The individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In August, 1999 the Registrant sold an aggregate of 379,100 shares of its common stock in a private placement to 14 investors for an aggregate consideration of $284,325 ($.75 per share). Each of the purchasers was an existing shareholder of the Registrant and an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who was provided with access to all material information regarding an investment in the Registrant and who was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         In September, 1999 the Registrant issued 20,000 shares of its common stock to an officer of the Registrant as employment compensation. The shares were valued at the time of issuance at $.75 per share. Such officer had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         On November 1, 1999 the Registrant's shareholders approved a three for two reverse stock split. Prior to the split, the Registrant had 12,981,773 common shares outstanding and, following the split, there were 8,654,515 common shares outstanding.

         During January and February, 2000 the Registrant sold an aggregate of 172,796 shares of its common stock in a private placement to seven investors for an aggregate consideration of $194,399 ($1.125 per share). Each of the purchasers was an existing shareholder of the Registrant and an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who was provided with access to all material information regarding an investment in the Registrant and who was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         On March 8, 2000, the Registrant entered into a contract to purchase land and, as part thereof, agreed to issue 102,000 shares of its common stock as earnest money towards the total purchase price of $1,189,515 (unaudited). The stock is being held by the seller's real estate agent pending the closing of the sale. The purchaser is an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         During March, 2000 the Registrant sold an aggregate of 76,330 shares of its common stock in a private placement to nine investors for an aggregate consideration of $85,874 ($1.125 per share). Each of the purchasers was an existing shareholder of the Registrant and an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who was provided with access to all material information regarding an investment in the Registrant and who was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.(1)

         All  stock  certificates   issued  in  connection  with  the  foregoing
transactions were legended to reflect their restricted status.

-------------------

(1) The sales and issuances of securities in these transactions were deemed by the Company to be exempt from registration under the Act by virtue of section 4(2) thereof as transactions not involving any public offering. The recipients represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. All shares issued to these persons contained legends restricting transfer of the shares without compliance with applicable securities laws. All recipients either received adequate information regarding the Company or had access through employment or other relationships to such information.

(2) The sales and issuances of securities in these transactions were deemed by the Company to be exempt from registration under the Act by virtue of Regulation D under the Act. The recipients represented and acknowledged that:

         (a) The investor was acquiring the shares for investment, for his/her own account and not with a view to resale or distribution;

         (b) The investor's overall commitment to investments which are not readily marketable was not disproportionate to the investor's net worth, and the investment in the shares would not cause such overall commitment to become excessive;

         (c) The investor had sufficient knowledge and experience in financial matters that he was capable of evaluating the merits and risks of the investment, could bear the economic risk of an investment for an indefinite period of time and could, at the time of the investment, afford a substantial loss of his investment;

         (d) The investor had evaluated the merits and risks of investing in the shares; and

         (e) The investor agreed that the certificates representing the shares and the common shares into which the shares were convertible would contain and be endorsed with a legend restricting the transfer of such shares unless such transfer would not violate applicable state and federal securities laws.

Item  27.  Exhibits

         (a)      Exhibits:

1. Underwriting and Selling Agreement, dated August 4, 1999 between the Registrant and Three Arrows Capital Corp., including Letter Agreement, dated August 3, 1999, between the Registrant and Three Arrows Capital Corp.*

1.1 Escrow Agreement, dated May 15, 2000, by and among the Registrant, the Underwriter, Norwest Bank Colorado, N.A.**

3.1      Copy of Registrant's Amended and Restated Articles of Incorporation.*
3.1.1 Copy of Registrant's Articles of Amendment to the Articles of Incorporation, as filed with the Colorado Secretary of State on October 30, 1992.*
3.1.2 Copy of Registrant's Articles of Amendment to the Articles of Incorporation, as filed with the Colorado Secretary of State on November 9, 1999.*
3.2      Copy of Registrant's Bylaws.*
4.1      Specimen Common Stock Certificate.*
4.2      Form of Subscription Agreement

5.1 Opinion by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C., as to legality of the shares of Common Stock offered by the Company.**

10.1 Copy of Second Amendment to Employment Agreement, effective as of January 1, 1999 between Registrant and Malcolm H. Benedict.*
10.2 Copy of Employment Agreement, effective as of April 1, 1998 between Registrant and Donald A. Ludwig, Ph.D.*
10.3 Letter of Proposal, dated September 30, 1999, from DVI Financial Services, Inc. to the Registrant.*
10.4 Pre-Contract Agreement, dated March 11, 1998 between the Registrant and Ebco Technologies.*
10.5 Contract to Buy and Sell Real Estate, dated March 8, 2000, between the Registrant and Horizon Investments, LLC.*
10.6 Agreement to Amend/Extend Contract, dated March 15,2000, between the Registrant and Horizon Investments, LLC.*

23.1     Consent of Cordovano and Harvey, P.C.**
23.2 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C., (included in Exhibit 5.1).
27.1     Financial Data Schedule as of March 31, 2000.*


* Filed with the Commission on March 31, 2000 as part of Registrant's Registration Statement on Form SB-2

** Filed  with  the  Commission  on  May 9,  2000.

Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file  during  any  period in which  offers or sales are
         being  made   pursuant  to  Rule  415  under  the   Securities   Act  a
         post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the total dollar value of securities offered, if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To  include   any   additional   or  changed
                                    material   information   on  the   plan   of
                                    distribution.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  To  file  a  post-effective   amendment  to  remove  from
         registration any of the securities that remain unsold at the end of the offering.

          Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Amended and Restated Articles of Incorporation, as amended, its Bylaws, the Colorado Business Corporation Act or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant for expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes:

                  (1) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, in the City of Longmont, State of Colorado, on the 15th day of May, 2000.


                                MOLECULAR DIAGNOSTICS & THERAPEUTICS, INC.

                                By: /s/ Malcolm H. Benedict
                                    -----------------------------------------
                                    Malcolm H. Benedict, Chairman of the
                                    Board, Chief Executive Officer, President
                                    and Treasurer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates stated.

       Signature                           Title                       Date
       ---------                          -------                      ----


/s/Malcolm H. Benedict            Chairman of the Board,            May 15, 2000
-----------------------          Chief Executive Officer,
Malcolm H. Benedict        President, Treasurer and Director

/s/Donald A. Ludwig             Executive Vice President            May 15, 2000
-----------------------                and Director
Donald A. Ludwig

/s/Janet L. Davis                Secretary and Director             May 15, 2000
-----------------------
Janet L. Davis